Exhibit 99.2


                              EMPLOYMENT AGREEMENT

      THIS AGREEMENT is made and entered into this 5th day of October, 2004, by and between 110 MEDIA GROUP, INC., a Delaware corporation (the "Company") and Mark Figula, (the "Executive").

      In consideration of the mutual promises contained in this Agreement and other good and valuable consideration, the parties hereto make the following agreement, intending to be legally bound hereby:

      1. Term. The term of this Agreement and Executive's employment under this Agreement shall commence as of October 1, 2004 and, unless sooner terminated as provided herein, shall continue for an initial term of three (3) years. Thereafter this Agreement shall automatically renew for additional one year periods unless either party provides written notice of non-renewal to the other party at least 60 days prior to the end of the then-current term.

      2. Duties.

         (a) The Company agrees to employ Executive and Executive agrees to be employed by the Company for the Term of Employment stated in section 1 hereof, subject to the terms and conditions herein provided. Executive shall serve as the Vice President of Business Development.

         (b) During and throughout his Term of Employment pursuant to this Agreement, Executive shall devote his full working time and best efforts using his customary work habits and work patterns to promote the interests of the Company. Executive shall assist in the management of the Company's website designers, programmers, marketing personnel and systems architects, develop new internet opportunities and improve the Company's internet ventures and to assist the Company in building a larger customer base and increased revenues and to perform such other services as may reasonably be assigned to him from time to time by the Company's Chief Executive Officer ("CEO"), as well as its Board of Directors ("Board"); provided, Executive, shall not be required to reside in the New York metropolitan area.

         3. Compensation.

         (a) During and throughout his Term of Employment pursuant to this Agreement, the Company shall pay, and Executive shall accept an annual salary of not less than One Hundred Fifty Thousand Dollars ($150,000.00) subject to the required withholding for applicable state and Federal taxes, for all services provided pursuant to the terms of this Agreement payable on a weekly basis. During such time from the commencement of this agreement until the earlier of (i) the capital funding of the Company in an amount of at least Three Hundred Seventy-Five Thousand Dollars ($375,000) net to the Company, or (ii) the Company's achievement of gross monthly revenues of $60,000 for two consecutive months, the Company shall pay Executive Six Thousand Dollars ($6,000) and accrue Six Thousand Five Hundred Dollars ($6,500). At the time the Company receives the capital funding or achieves monthly gross revenues of $60,000 for two consecutive months, all accrued and unpaid salary due Executive shall be paid by the Company and the Company shall then pay Executive's full salary of Twelve Thousand Five Hundred Dollars ($12,500) per month.

         (b) During and throughout his Term of Employment pursuant to this Agreement, Executive shall be entitled to participate in any and all employee welfare, pension or other benefit plans and programs maintained on or after the effective date of this Agreement for employees of the Company, including, without limitation, health, life and other insurance programs. In addition, the Company shall reimburse Executive for all of his reasonable out-of-pocket expenses incurred in connection with the performance of his duties hereunder, provided Executive provides the Company with detailed expense reports and receipts in accordance with then existing Company policy.

         (c) During and throughout his Term of Employment pursuant to this Agreement, Executive shall not receive any earned compensation from any other enterprises offering services similar to those offered by the Company.

         (d) During and throughout his Term of Employment pursuant to this Agreement, Executive shall be entitled to receive a quarterly bonus equal to 10% of the Company's Net Operating Income. In the event the Company achieves Net Operating Income in excess of Two Hundred Fifty Thousand Dollars ($250,000) for any fiscal quarter the bonus shall be increased to 15% of the Company's Net Operating Income. For purposes of this Agreement Net Operating Income shall be defined as income before interest and income taxes but after depreciation produced by operating assets. Such bonus shall be paid in arrears no later than 60 days after the end of the Company's last fiscal quarter.

         (e) Upon the execution of this Agreement, the Company shall issue the Executive Two Million Five Hundred Thousand (2,500,000) shares of its common stock. The shares shall be subject to cancellation based on the following schedule in the event this Agreement is terminated by (i) the Executive voluntarily and without cause, (ii) mutual agreement between the Executive and the Company, or (iii) by the Company For Cause (defined below).

         Shares subject to cancellation:

         During first 6 months:              1,875,000
         From 6 months to 12 months:         1,250,000
         From 12 months to 18 months:          625,000

         In addition, the shares of common stock issuable to the Executive shall have "piggy-back" registration rights. The Company's obligation to register such shares are more fully described in the Registration Rights Agreement dated on equal date of this Agreement and attached hereto as Exhibit 1.

         4. Termination. Executive's employment under this Agreement may be terminated prior to the expiration of the Term of Employment as follows:

         (a) By the Company "For Cause" without prior notice for:

                  (i) the commission by Executive of any act of fraud upon or an act evidencing dishonesty toward the Company;

                  (ii) indictment of Executive for any felony or misdemeanor involving moral turpitude;

                  (iii) the wrongful misappropriation by Executive of any funds, property or rights of the Company;

                  (iv) Habitual absenteeism, bad faith, fraud, refusal to perform his duties, gross negligence or willful misconduct on the part of Executive in the performance of his duties as an employee of the Company, provided that the Company has given written notice of and an opportunity of not less than 30 days to cure such breach, which notice describes in detail the breach asserted and stating that it constitutes notice pursuant to this Section 4(a)(iv), provided that no such notice or opportunity needs to be given if (x) in the judgment of the Company's Board of Directors, such conduct is habitual or would unnecessarily or unreasonably expose the Company to undue risk or harm or (y) one previous notice had already been given under this section; or

                  (v) a voluntary resignation by Executive or willful failure or continuing inability of Executive to carry out assigned job duties and responsibilities which the parties agree shall constitute a voluntary resignation.

         (b) By reason of Executive's death.

         (c) Upon the termination of the employment of Executive pursuant to the provisions of subsections (a) or (b) above, the Term of Employment shall expire and he, or his estate in the event of his death, shall be entitled only to receive two (2) weeks of compensation for services rendered prior to such termination and the Company shall have no further obligation to compensate Executive for services performed hereunder including bonus payments.

         (d) If Executive is terminated other than pursuant to subsections (a) or (b) above, the Company will continue to pay and provide compensation and benefits as set forth in paragraph 3 above or for a period of 12 months, whichever period is greater.

      5. Non-Disclosure of Confidential Information. In addition to any common law restrictions that may apply, Executive covenants and agrees that he shall not during his employment hereunder, nor at anytime thereafter, disclose any confidential, secret or proprietary information or knowledge or any trade secrets (collectively, the "Confidential Information") for his own purposes or for the benefit of any person, firm, corporation or other entity (except the Company) under any circumstances. For purposes of this Section 5, to the fullest extent permitted by applicable law, as amended from time to time, "Confidential Information" shall include: (a) any information, process, procedure, formula or improvement which has not been published or disseminated or otherwise become a matter of general public knowledge; (b) the whole or any portion of any business plan, financial information, purchasing data, supply data, accounting data or other financial information which has not been published or disseminated or otherwise become a matter of general public knowledge; (c) the whole or any part of any marketing information, marketing strategies, sales records, customer lists, prices, profit margins, sales projections or other sales information which has not been published or disseminated or otherwise become a matter of general knowledge; and (d) trade secrets as defined by the laws of the state of New York. Executive acknowledges and agrees that all information failing within the above definition or otherwise related thereto shall be presumed to be Confidential Information and that Confidential Information shall also include any other information which Executive has a reasonable basis to believe to be Confidential Information.

      6. Property of the Company. Executive covenants and agrees that all memoranda, notes, lists, files, reports, materials, computer disks, programs, records and other documents (and all copies, recordings, abstracts, synopses, notes or other representations of any of the foregoing, whether produced manually or electronically) made or compiled by Executive or made available to Executive relating to the Confidential Information or to the business of the Company, shall remain the sole and exclusive property of the Company and shall be delivered to the Company by Executive promptly upon the termination of Executive's employment with the Company or at any other time on request.

      7. Irreparable Harm. Executive acknowledges and agrees that a breach or threatened breach of the obligations regarding confidentiality set forth in
Section 5 shall result in irreparable and continuing damage to the Company for which there is no adequate remedy at law. Executive further agrees that in the event of any breach or threatened breach of such obligations, the Company (including its successors and assigns) shall be entitled to a temporary restraining order, and to preliminary and permanent injunctive relief restraining such breach or threatened breach and such other and further relief as may be proper against Executive and all persons acting through or for Executive, including partners, agents, servants and employees.

      8. Waiver. Failure to insist upon a strict compliance with any of the terms, covenants or conditions hereof shall not be deemed a waiver of any such term, covenant or condition, nor shall any such failure at any one time or more times be deemed a waiver or relinquishment at any other time or times of any right under the terms, covenants or conditions hereof.

      9. Benefit. This Agreement shall inure to the benefit of and be binding upon the Company, its successors and assigns, including, but not limited to, any company which may acquire all or substantially all of the Company's assets or business or into which the Company may be consolidated or merged or by which the Company's business may be held or prosecuted. The rights of Executive may not be assigned or otherwise transferred nor may the obligations of Executive be delegated. This Agreement shall be binding upon the heirs and personal representatives of Executive insofar as such heirs and personal representatives shall come into possession by any means whatsoever of any Confidential Information. It is further agreed that for purposes of this Agreement; "Company" shall mean 110 Media Group, Inc. and all of its subsidiaries and affiliates.

      10. Governing Law. This Agreement is executed and delivered in, and shall be governed, enforced and interpreted in accordance with the laws of, the State of New York without regard to the principles of conflict of laws.

      11. Severability. Except as otherwise provided on the contrary herein, each section, paragraph, part, term and/or provision of this Agreement shall be considered severable, and if, for any reason, any section, paragraph, part, term and/or provision herein is determined to be invalid or contrary to, or in conflict with, any existing or future law or regulation of a court or agency having valid jurisdiction, such shall not impair the operation of, or otherwise affect, the other sections, paragraphs, parts, terms and/or provisions of this Agreement as may remain otherwise intelligible, and the latter will continue to be given full force and effect and bind the parties hereto.

      12. Company's Right Recover Costs. Executive undertakes and agrees that if he breaches or threatens to breach any provision of this Agreement, he shall be liable for any costs and expenses, including without limitation, any attorney fees incurred by the Company in enforcing its rights under this Agreement.

      13. Executive's Right to Recover Costs. The Company undertakes and agrees that if it breaches or threatens to breach any provision of this Agreement, it shall be liable for any costs and expenses, including without limitation, any attorney fees incurred by Executive in enforcing his rights under this Agreement.

      14. Survival. Executive and the Company agree and acknowledge that all of Executive's agreements, covenants, obligations and duties under Sections 5 and 6 of this Agreement, and all of the Company's rights and remedies in connection therewith, shall survive the expiration or termination of the Term of Employment, regardless of the cause therefor.

      15. Notices. All notices, requests, demands and other communications required or permitted to be given or made under this Agreement shall be given or made in writing by registered or certified mail, return receipt requested, or by telex and will be deemed to have been given or made on the date following receipt of attempted delivery at the following locations:

                                 To the Company:

                              110 Media Group, Inc.
                         95 Broadhollow Road, Suite 101
                               Melville, NY 11747


                                To the Executive:

                                   Mark Figula
                                 8 Miedama Place
                             Midland Park, NJ 07432

or such other address or person as may be designated in writing by one party to the other party in accordance with these notice provisions.

         16. Complete Agreement. This Agreement constitutes the entire agreement between the parties pertaining to the subject matter contained herein and supersedes all prior and contemporaneous oral or written agreements,. representations and understandings of the parties. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both parties hereto. No waiver or change in this Agreement shall be binding unless executed in writing by the party making the waiver or affected by the change.

         17. Captions. The captions contained in this Agreement are included only for convenience of reference and do not define, limit, explain or modify this Agreement or its interpretation, construction or meaning and are in no way to be construed as a part of this Agreement.


         IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by its duly authorized officer and Executive has set his hand, both as of the day and year first above written.


110 MEDIA GROUP, INC.:


By: /s/ Raymond Barton
-------------------------------------
    Raymond Barton, President

Executive:


/s/ Mark Figula
-------------------------------------
Mark Figula